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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.
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          (Exact name of Registrant as specified in its Certificate of
                              Limited Partnership)

            Delaware                                    13-4084211
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     (State of organization)                 (IRS Employer Identification No.)

c/o Demeter Management Corporation
Two World Trade Center, 62nd Floor, New York, New York                10048
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(Address of principal executive offices)                            (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-90485
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Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                     Name of each exchange of which
       to be so registered                     each class is to be registered
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              None                                     Not Applicable
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Securities to be registered pursuant to Section 12(g) of the Act:

                      Units of Limited Partnership Interest
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                                (Title of class)

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                               Page 1 of 5 Pages
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ITEM 1.     Description of Registrants' Securities to be Registered.

            Reference is hereby made to:

            (a) Registrant's Registration Statement on Form S-1 (including all exhibits thereto) registering 15,000,000 Units of Limited Partnership Interest ("Units") of Morgan Stanley Dean Witter Spectrum Currency L.P. (the "Registrant"), which was filed with the Securities and Exchange Commission (the "Commission) on November 5, 1999 (SEC File No. 333-90485) ("Registration Statement").

            (b) Pre-Effective Amendment No. 1 to the Registrants' Registration Statement (including all exhibits thereto), which was filed with the Commission on December 28, 1999.

            (c) Pre-Effective Amendment No. 2 to the Registrants' Registration Statement (including all exhibits thereto), which was filed with the Commission on February 10, 2000.

            (d) Pre-Effective Amendment No. 3 to the Registrants' Registration Statement (including all exhibits thereto), which reduced the number of registered Units to 12,000,000 Units, was filed with the Commission on February 18, 2000.

            (e) Post-Effective Amendment No. 1 to the Registrants' Registration Statement (including all exhibits thereto), which was filed with the Commission on June 2, 2000.

            Items (a)-(g) are hereby incorporated herein by reference.

            In addition, pursuant to paragraph (d) of Item 202 of Regulation S-K, specific reference is hereby made to the following:

            1. For a discussion of the rights comparable to "dividend rights" (paragraph (a)(1)(i) of Item 202), see "The Limited Partnership Agreements - Nature of the Partnerships" and "The Limited Partnership Agreements - Management of Partnership Affairs" beginning on page 70 and 71, respectively, of the Registrant's Prospectus dated March 6, 2000 (the "Prospectus"); and Section 7(h) of the Limited Partnership Agreement of the Registrant, a form of which is attached as Exhibit A to the Prospectus (the "Limited Partnership Agreement").

            2.    For a discussion of "redemption provisions" (paragraph
                  (a)(1)(iv) of Item 202), see "Redemptions" beginning on page 66 of the Prospectus; and Section 10(b) of the Limited Partnership Agreement.

            3 For a discussion of "voting rights" (paragraphs (a)(1)(v) and (a)(2) of Item 202), see "The Limited Partnership Agreements - Management of Partnership Affairs" and "The Limited Partnership Agreements - Amendments; Meetings" beginning on pages 71 and 72, respectively, of the Prospectus; and Section 15 of the Limited Partnership Agreement.

                               Page 2 of 5 Pages

            4. For a discussion of the rights comparable to "liquidation rights" (paragraph (a)(1)(vii) of Item 202), see "The Limited Partnership Agreements - Nature of the Partnerships" beginning on page 70 of the Prospectus; and Sections 4(a) and 4(b) of the Limited Partnership Agreement.

            5. For a discussion of the matters comparable to "liabilities to further calls or to assessment" (paragraph (a)(1)(ix) of Item
                  202), see "The Limited Partnership Agreements - Nature of the Partnerships" beginning on page 70 of the Prospectus; and
                  Section 7(f) of the Limited Partnership Agreement.

            6. For a discussion of the "restrictions on alienability" (paragraph (a)(1)(x) of Item 202), see "The Limited Partnership Agreements - Restrictions on Transfers or Assignments" beginning on page 71 of the Prospectus; and
                  Section 10(a) of the Limited Partnership Agreement.

            7. For a discussion of the "modification of rights of holders" (paragraph (a)(2) of Item 202), see "The Limited Partnership Agreements - Amendments; Meetings" beginning on page 72 of the Prospectus; and Section 15(a) of the Limited Partnership Agreement.

            8. For a discussion of restrictions on "change in control of the Registrant" (paragraph (a)(5) of Item 202), see "The Limited Partnership Agreements - Amendments; Meetings" beginning on page 72 of the Prospectus; and Section 15(c) of the Limited Partnership Agreements.

            Paragraphs (a)(1)(ii), (iii), (vi), (viii), (xi), and (a)(3), and
(a)(4), (b), (c), (e) and (f) of Item 202 are not applicable.

                               Page 3 of 5 Pages
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ITEM 2.     Exhibits

            Reference is hereby made to:

            (a) The Registrant's form of Limited Partnership Agreement, annexed to the Prospectus as Exhibit A, which was filed with the Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, on March 9, 2000.

            Item (a) is hereby incorporated herein by reference.

            The units of Limited Partnership Interest of the Registrant are not evidenced in certificate form but are evidenced on the Registrant's books as maintained by Demeter Management Corporation, the general partner of the Registrant; see Section 6 of the Limited Partnership Agreement and "Acceptance of the Limited Partnership Agreements" in the form of Subscription and Exchange Agreement and Power of Attorney on page B-4 of the Prospectus.

                               Page 4 of 5 Pages
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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.


                              By:   DEMETER MANAGEMENT CORPORATION
                                    General Partner

                              By:   /s/ Robert E. Murray
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                                    Robert. E. Murray
                                    President

Dated:  September 19, 2000

                               Page 5 of 5 Pages